Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement (Form S-8 No. 333-41532) pertaining to the Equity Incentive Plan and to the Non-Employee Directors' Stock Option Plan of Lexicon Pharmaceuticals, Inc.,
(2)     Registration Statement (Form S-8 No. 333-66380) pertaining to the Coelacanth Corporation 1999 Stock Option Plan of Lexicon Pharmaceuticals, Inc.,
(3)    Registration Statement (Form S-8 No. 333-168678) pertaining to the Equity Incentive Plan and to the Non-Employee Directors' Stock Option Plan of Lexicon Pharmaceuticals, Inc.,
(4)    Registration Statement (Form S-3 No. 333-67294) of Lexicon Pharmaceuticals, Inc.,
(5)    Registration Statement (Form S-3 No. 333-108855) of Lexicon Pharmaceuticals, Inc.,
(6)    Registration Statement (Form S-3 No. 333-111821) of Lexicon Pharmaceuticals, Inc.,
(7)    Registration Statement (Form S-3 No. 333-144933) of Lexicon Pharmaceuticals, Inc., and
(8)    Registration Statement (Form S-3 No. 333-171953) of Lexicon Pharmaceuticals, Inc.
of our reports dated March 15, 2011, with respect to the consolidated financial statements of Lexicon Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Lexicon Pharmaceuticals, Inc., included in this annual report (Form 10-K) of Lexicon Pharmaceuticals, Inc. for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Houston, Texas
March 15, 2011